As filed with the Securities and Exchange Commission on June 30, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

ONCOCYTE CORPORATION

(Exact name of Registrant as specified in charter)

California	27-1041563
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

1010 Atlantic Avenue, Suite 102, Alameda, California	94501
(Address of principal executive offices)	(Zip Code)

2010 Stock Option Plan

(Full title of the plan)

RUSSELL SKIBSTED

Chief Financial Officer

OncoCyte Corporation

1010 Atlantic Avenue, Suite 102

Alameda, California 94501

(Name and address of agent for service)

(510) 775-0515

(Telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

RICHARD S. SOROKO, ESQ.

Thompson, Welch, Soroko & Gilbert LLP

3950 Civic Center Drive, Suite 300

San Rafael, California 94903

Tel. (415) 448-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(1)

Common Stock, no par value(2)	1,200,000	$5.18	$6,216,000	$720.43
Total Registration Fee				$720.43

(1) Determined pursuant to Rule 457(c) and (h), including the exercise prices of certain options as to which the exercise price has been determined.

(2) Includes shares issuable directly or upon the exercise of the options. Pursuant to Rule 416, this Registration Statement also includes an indeterminate number of common shares that may be subject to issuance as a result of anti-dilution and other provisions of the Plan.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This Registration Statement on Form S-8 under the Securities Act of 1933, as amended, is being filed by OncoCyte Corporation (“OncoCyte”) pursuant to General Instruction E to Form S-8 to register an additional (i) 1,200,000 shares of OncoCyte common stock, no par value (“Shares”), and (ii) options to purchase 1,200,000 Shares, that may be granted or sold by OncoCyte under an amendment to the OncoCyte Employee Stock Option Plan.

The content of Registration Statement on Form S-8, File No. 333-208935, filed with the Securities and Exchange Commission (“SEC”) on January 11, 2016, is incorporated by reference.

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant with the Securities and Exchange Commission (the “SEC”), are incorporated herein by reference:

●	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on February 27, 2017;

●	Registrant’s Quarterly Report on Form 10-Q for the three month period ended March 31, 2017 filed with the SEC on April 28, 2017;

●	The Registrant’s Current Reports on Form 8-K filed with the SEC on February 24, March 3, March 6, March 10, and June 21, 2017; and

●	The description of the Registrant’s common stock contained in the Information Statement filed as Exhibit 99.1 to the Registration Statement on Form 10 filed with the SEC on December 29, 2015.

In addition, all documents subsequently filed by Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act before the date of this offering is terminated or completed and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part thereof from the date of filing of such documents; provided, however, that any information furnished under Items 2.02 or 7.01 of Form 8-K, including the related exhibits, or otherwise furnished rather than filed with the SEC, shall not be incorporated by reference herein, and any statement contained in any document or report incorporated by reference shall be deemed modified or superseded to the extent that a statement in any subsequently filed document or report incorporated by reference modifies or supersedes such statement.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein or in any subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 8. Exhibits.

Exhibit Numbers	Description

4.1	2010 Stock Option Plan, as amended(1)

4.2	2017 Amendment to 2010 Stock Option Plan*

5.1	Opinion of Counsel*

23.1	Consent of OUM & Co. LLP *

23.2	Consent of Counsel (Included in Exhibit 5.1)

(1)	Incorporated by reference to OncoCyte’s Registration Statement on Form 10 filed with the Securities and Exchange Commission on November 23, 2015.

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alameda, State of California on June 30, 2017.

ONCOCYTE CORPORATION

By:	/s/ William Annett
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William Annett	Chief Executive Officer and Director	June 30, 2017
WILLIAM ANNETT	(Principal Executive Officer)

/s/ Russell Skibsted	Chief Financial Officer	June 30, 2017
RUSSELL SKIBSTED	(Principal Financial and Accounting Officer)

/s/ Andrew Arno	Director	June 30, 2017
ANDREW ARNO

/s/ Don Bailey	Director	June 30, 2017
DON BAILEY

/s/ Alfred D. Kingsley	Director	June 30, 2017
ALFRED D. KINGSLEY

	Director	June 30, 2017
ANDREW LAST

/s/ Aditya Mohanty	Director	June 30, 2017
ADITYA MOHANTY

/s/ Cavan Redmond	Director	June 30, 2017
CAVAN REDMOND

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EXHIBIT INDEX

Exhibit Numbers	Description

4.1	2010 Stock Option Plan, as amended(1)

4.2	2017 Amendment to 2010 Stock Option Plan*

5.1	Opinion of Counsel*

23.1	Consent of OUM & Co. LLP *

23.2	Consent of Counsel (Included in Exhibit 5.1

(1)	Incorporated by reference to OncoCyte’s Registration Statement on Form 10 filed with the Securities and Exchange Commission on November 23, 2015.

* Filed herewith.

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